Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

AND CERTIFICATION OF CHIEF ACCOUNTING OFFICER AND CHIEF OPERATING OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Landmark Apartment Trust of America, Inc., or the Company, hereby certify, to their knowledge, that:

(1) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2014, or the Report, fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 15, 2014	By	/S/ STANLEY J. OLANDER, JR.
Date		Stanley J. Olander, Jr.
Chief Executive Officer, Chief Financial Officer and Director
(principal executive officer and principal financial officer)

May 15, 2014	By:	/S/ JAMES G. MILLER
Date		James G. Miller
Chief Accounting Officer and Chief Operating Officer
(principal accounting officer)

The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014, pursuant to 18 U.S.C. § 1350. The foregoing certification is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.